Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-36562, 333-59988, 333-76250, 333-98303, 333-99035, 333-104239, 333-115524, 333-124814, 333-134361, 333-145312, 333-151174) of Sonic Innovations, Inc. of our report dated March 9, 2009 relating to the financial statements, the 2008 information in the financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Salt Lake City, UT

March 9, 2009